Exhibit 99.1

JSI Holding Corp.

and Subsidiaries

Consolidated Financial Report

December 31, 2020

Contents

Independent Auditor’s Report	1-2

Financial statements

Consolidated balance sheets	3

Consolidated statements of operations and comprehensive income (loss)	4

Consolidated statements of changes in stockholders’ equity	5

Consolidated statements of cash flows	6

Notes to consolidated financial statements	7-25

Independent Auditor’s Report

Board of Directors

JSI Holding Corp. and Subsidiaries

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of JSI Holding Corp. and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements, (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JSI Holding Corp. and Subsidiaries as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 2 to the financial statements, the 2020 and 2019 financial statements have been restated as the Company has elected to change its method of accounting for goodwill. Our opinion is not modified with respect to this matter.

/s/ RSM US LLP

Boston, Massachusetts

August 5, 2021

JSI Holding Corp. and Subsidiaries

Consolidated Balance Sheets
December 31, 2020 and 2019

	2020	2019
	(as restated)	(as restated)
Assets

Current assets:
Cash	$1,044,199	$669,460
Accounts receivable, net	13,746,003	7,767,476
Inventory, net	8,880,628	5,544,411
Prepaid expenses and other current assets	882,586	613,000
Total current assets	24,553,416	14,594,347

Property, plant and equipment, net	4,340,641	4,375,930

Other assets:
Deposits	63,197	81,562
Note receivable	-	14,850,000
Intangible assets, net	6,938,726	11,187,216
Goodwill	12,987,124	12,978,815
Other long term receivables	336,589	-
Total other assets	20,325,636	39,097,593

Total assets	$49,219,693	$58,067,870

Liabilities and Stockholders’ Equity

Current liabilities:
Revolving line of credit	$4,776,656	$5,493,160
Capital lease liability, current	71,098	103,064
Accounts payable	6,334,180	3,346,486
Accrued expenses and other current liabilities	4,193,762	1,919,581
Total current liabilities	15,375,696	10,862,291

Long-term debt	26,600,896	40,056,526
Capital lease liability, net of current portion	122,880	106,608
Deferred income taxes	1,243,051	1,326,270
Total liabilities	43,342,523	52,351,695

Commitments (Note 8)

Stockholders’ Equity
Series A Preferred Stock, $0.001 par value, 18,007 shares authorized, 13,535 issued and outstanding; liquidation preference $18,216,782 and $16,866,188 at December 31, 2020 and 2019	13,534,880	13,534,880
Series B Preferred Stock, $0.001 par value, 7,000 shares authorized, 4,280 issued and outstanding; liquidation preference $7,351,061 and $6,172,933 at December 31, 2020 and 2019	4,280,953	4,280,953
Common stock, $0.001 par value, 14,825 shares authorized, 11,474 shares issued and outstanding	11	11
Accumulated deficit	(11,391,466)	(11,647,843)
Accumulated other comprehensive loss	(547,208)	(451,826)
Total stockholders’ equity	5,877,170	5,716,175

Total liabilities and stockholders’ equity	$49,219,693	$58,067,870

See notes to consolidated financial statements.

JSI Holding Corp. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)
Years Ended December 31, 2020 and 2019

	2020	2019
	(as restated)	(as restated)

Net revenue	$72,721,124	$62,206,862

Cost of goods sold	53,831,926	46,150,506
Gross profit	18,889,198	16,056,356

Operating expenses:
Selling, general and administrative expenses	9,440,717	9,773,354
Management expenses	585,979	699,917
Amortization of intangible assets	4,250,958	1,426,893
Impairment of intangible assets	-	251,473
Total operating expenses	14,277,654	12,151,637

Income from operations	4,611,544	3,904,719

Other income (expense):
Interest expense	(4,411,084)	(4,368,614)
Interest income	114,710	155,660
Government subsidy	529,449	-
Other expense	(111,233)	-
Gain on foreign currency transactions	47,948	43,063
Net other expense	(3,830,210)	(4,169,891)

Income (loss) before provision for income taxes	781,334	(265,172)

Income tax expense	524,957	493,545

Net income (loss)	256,377	(758,717)

Comprehensive loss:
Foreign currency translation adjustment	(95,382)	(63,239)

Net comprehensive income (loss)	$160,995	$(821,956)

See notes to consolidated financial statements.

JSI Holding Corp. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity and Accumulated Other Comprehensive Loss
Years Ended December 31, 2020 and 2019

	Series A		Series B						Accumulated
	Preferred Stock		Preferred Stock		Common Stock		Additional		Other
	Number of		Number of		Number of		Paid-in	Accumulated	Comprehensive	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	(as restated)

Balance, December 31, 2018	13,535	$13,534,880	4,894	$4,894,460	11,474	$11	$116,440	$(14,761,374)	$19,681	$3,804,098
Restatement (Note 2)	-	-	-	-	-	-	-	3,894,720	(408,268)	3,486,452
Balance, January 1, 2019 as restated	13,535	13,534,880	4,894	4,894,460	11,474	11	116,440	(10,866,654)	(388,587)	7,290,550
Net loss	-	-	-	-	-	-	-	(758,717)	-	(758,717)
Preferred stock dividends and return of capital	-	-	(614)	(613,507)	-	-	(116,440)	(22,472)	-	(752,419)
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	(63,239)	(63,239)
Balance, December 31, 2019, as restated	13,535	13,534,880	4,280	4,280,953	11,474	11	-	(11,647,843)	(451,826)	5,716,175
Net income	-	-	-	-	-	-	-	256,377	-	256,377
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	(95,382)	(95,382)

Balance, December 31, 2020, as restated	13,535	$13,534,880	4,280	$4,280,953	11,474	$11	$-	$(11,391,466)	$(547,208)	$5,877,170

See notes to consolidated financial statements.

JSI Holding Corp. and Subsidiaries

Consolidated Statements of Cash Flows
Years Ended December 31, 2020 and 2019

	2020	2019
	as restated	as restated
Cash flows from operating activities:
Net income (loss)	$256,377	$(758,717)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	776,148	858,442
Amortization of intangible assets	4,250,928	1,426,893
Amortization of debt discount	237,840	408,273
Payment-in-kind interest expense	1,156,530	2,404,746
Interest rate swap agreement	-	12,016
Loss on impairment of intangible assets	-	251,473
Loss on disposal of property and equipment	14,673	126,719
Deferred income taxes	(83,219)	665,436
Changes in assets and liabilities:
Accounts receivable, net	(5,952,542)	(989,947)
Inventory, net	(3,311,871)	(72,085)
Prepaid expenses and other current assets	(255,582)	1,543,350
Other long term receivables	(336,589)	-
Deposits	19,005	56,830
Accounts payable	2,841,317	(1,910,067)
Accrued expenses and other current liabilities	2,393,398	(1,154,371)
Net cash provided by operating activities	2,006,413	2,868,991

Cash flows from investing activities:
Purchase of property and equipment	(649,587)	(811,000)
Net cash used in investing activities	(649,587)	(811,000)

Cash flows from financing activities:
Dividends paid and return of capital	-	(752,419)
Net (payments) advances on line of credit	(716,504)	1,887,966
Payments on capital lease obligations	(111,479)	(134,813)
Proceeds from long term debt	-	9,000,000
Payments on long term debt	-	(11,016,831)
Debt issuance costs	-	(757,092)
Net cash used in financing activities	(827,983)	(1,773,189)

Impact of change in foreign exchange rates on cash	(154,104)	(195,857)

Net increase in cash	374,739	88,945

Cash, beginning of year	669,460	580,515

Cash, end of year	$1,044,199	$669,460

Supplemental disclosures of cash flow information:
Cash paid for interest	$3,016,714	$2,020,381

Cash paid for income taxes	$353,100	$-

Supplemental disclosure of noncash financing activities:
Capital lease obligations incurred to acquire property and equipment	$95,291	$-

Long-term debt settled in exchange for note receivable	$14,850,000	$-

See notes to consolidated financial statements.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.	Nature of Operations

On November 7, 2012, JSI Holding Corp. (Holding), formed Milo Holding Corp. (Milo) and JSI Acquisition Corp. (Acquisition), for the purpose of acquiring JSI Store Fixtures Incorporated (JSI), on December 7, 2012. JSI Holding Corp. owns 100% of Milo Holding Corp. and 5% of JSI Store Fixtures Incorporated. Milo Holding Corp. owns the remaining 95% of JSI Store Fixtures Incorporated. As part of the acquisition, JSI Acquisition Corp. was merged into JSI Store Fixtures Incorporated. In 2015, JSI Holding Corp. incorporated a 100% owned subsidiary, JSI SF Incorporated (SF). SF incorporated a 100% wholly owned subsidiary, JSI Store Fixtures Canada, Inc. (JSI Canada). Holding, Milo, JSI, SF, and JSI Canada represent, collectively, the Company. The Company is headquartered in Milo, Maine and has manufacturing facilities in Bangor, Maine, Payson, Utah, and Collingwood, Ontario, Canada.

The Company designs, engineers, manufactures and sells custom wood, foam, metal and refrigerated store display fixtures, primarily to the grocery industry, throughout the United States and Canada.

Note 2.	Restatement of Prior Period Financial Statements

The Company has restated its financial statements for the years ending December 31, 2020 and 2019 for a change in the accounting method for goodwill. Previously, the Company amortized goodwill in accordance with ASU 2014-02, Intangibles — Goodwill and Other (Topic 350): Accounting for Goodwill, a consensus of the Private Company Council, an accounting alternative acceptable for private companies.

As a result of the change in accounting method for goodwill, the Company determined that its previously reported assets were understated and its net income (loss) was understated for the years ending December 31, 2020 and 2019, respectively.

Accordingly, the consolidated balance sheets, consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years ended December 31, 2020 and 2019 have been restated to correct the presentation of these items. The changes in the balances are as follows:

	2020		2020
	As Reported	Adjustment	As Restated
Assets	$42,726,056	$6,493,637	$49,219,693
Liabilities	42,253,879	1,088,644	43,342,523
Stockholders' equity (deficit)	472,177	5,404,993	5,877,170
Operating expenses	15,574,029	(1,296,375)	14,277,654
Net other expense	(3,835,910)	5,700	(3,830,210)
Income tax expense	9,623	515,334	524,957
Net income (loss)	(530,364)	786,741	256,377
Net comprehensive income (loss)	(625,746)	786,741	160,995

	2019		2019
	As Reported	Adjustment	As Restated
Assets	$52,876,308	$5,191,562	$58,067,870
Liabilities	51,778,385	573,310	52,351,695
Stockholders' equity (deficit)	1,097,923	4,618,252	5,716,175
Operating expenses	13,448,479	(1,296,842)	12,151,637
Income tax expense	329,675	163,870	493,545
Net income (loss)	(1,891,689)	1,132,972	(758,717)
Net comprehensive income (loss)	(1,953,756)	1,131,800	(821,956)

There was no impact on operating, investing or financing cash flows as a result of the restatements in 2020 or 2019.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.	Summary of Significant Accounting Policies

Basis of presentation: The consolidated financial statements have been prepared on the accrual method of accounting in accordance with accounting standards set by the Financial Accounting Standards Board (FASB). The FASB sets generally accepted accounting principles (GAAP) to ensure financial condition, results of operations, and cash flows are consistently reported. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification (FASB ASC).

Principles of consolidation: The consolidated financial statements include the accounts of Holding and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates: The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management in the preparation of the consolidated financial statements include, among other estimates, the valuation and estimated useful lives of long-lived assets, the consideration of impairment of intangible assets and goodwill, the reserve for uncollectible accounts receivable, the reserve for sales returns, the reserve for obsolete and slow-moving inventories and certain income tax reserves.

Revenue Recognition: In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these goods or services. The Company has elected the practical expedient to exclude any sales incentives or taxes collected from the customer, which are subsequently remitted to government authorities. To achieve this core principle, the Company applies the following five step model:

●	Identify the contract with the customer;
●	Identify the performance obligations in the contract;
●	Determine the transaction price;
●	Allocate the transaction price to the performance obligations in the contract; and
●	Recognize revenue when (or as) each performance obligation is satisfied.

The Company identified its material revenue streams to be the sale of wood fixtures and refrigeration fixtures. All contracts contain a single performance obligation for which the transaction price relates to the single performance obligation. The transaction price is the amount of consideration the Company expects to be entitled to receive for transferring its goods to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration net of estimated variable consideration such as early payment discounts, volume discounts, and return rights. Variable consideration in the form of price concessions and return allowances are not significant.

Revenue from the sale of wood fixtures and refrigeration fixtures is recognized at a point in time when control passes to the customer which is typically upon delivery. The transaction price for the product (i.e., the amount that the Company has the right to under the terms of the sales contract with the customer) is the stand-alone sales price of each individual fixture and is generally settled within 60 days of the satisfaction of the performance obligation.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.	Summary of Significant Accounting Policies (Continued)

Contract balances: Timing of revenue recognition may not align with the right to invoice the customer. The Company records accounts receivable when it has the unconditional right to issue an invoice and receive payment, regardless of whether revenue has been recognized. If revenue has not yet been recognized, a contract liability (customer deposits included in accrued expenses and other current liabilities) is recorded.

Payment terms on invoiced amounts are typically 60 days. In instances where the timing of revenue recognition differs from the timing of the right to invoice, the Company has determined that a significant financing component generally does not exist. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable ways of purchasing the products and services and not to receive financing from or provide financing to the customer.

The Company generally provides limited assurance type warranties for fixtures. The warranty periods typically extend for a limited duration following the transfer of control of the fixtures. Historically, warranty claims have not resulted in material costs incurred.

Costs to obtain and fulfill a contract: In accordance with ASC 340-40, the Company has elected to apply the practical expedient and recognize the incremental costs of obtaining contracts as an expense when incurred if the amortization period for the assets that the Company otherwise would have recognized is one year or less. The Company will capitalize the incremental costs of obtaining or cost to fulfill a contract with a customer, if the Company expects the benefit of those costs to be longer than one year, and such costs will be amortized over the expected benefit period. The Company accounts for shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer the associated products. With respect to the cost of freight and shipping to customers, the Company’s policy is to recognize such fulfillment costs in cost of goods sold. As of December 31, 2020 there were no capitalized contract or fulfillment costs.

Cash: The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Accounts receivable: Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a periodic basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of amounts receivable previously written off are recorded when received. An account is considered past due when any amount is outstanding for greater than 90 days. As of December 31, 2020 and 2019, the allowance for doubtful accounts was $35,124 and $41,230, respectively.

Inventory: Inventories are stated at lower of cost or net realizable value. Cost is determined on a first-in, first-out basis. Finished goods and work in process include materials, labor and allocated overhead. Inventory is carried net of a reserve for excess and obsolete inventory. Management reviews the need for an allowance for obsolescence, on an annual basis, by evaluating slow moving items and by using historical experience to determine whether the inventory can be used or sold.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.	Summary of Significant Accounting Policies (Continued)

Goodwill: The Company accounts for business combinations pursuant to ASC 805, Business Combinations. Goodwill in such acquisitions represents the excess of the cost of a business acquired over the net of the amounts assigned to the assets acquired, including identifiable intangible assets, and liabilities assumed. ASC 805 specifies criteria to be used in determining whether intangible assets acquired in a business combination must be recognized and reported separately from goodwill. Amounts assigned to goodwill and other identifiable intangible assets were determined with the assistance of an independent appraiser using a market approach and a discounted cash flow analysis.

The carrying values of goodwill and other intangible assets with indefinite lives are reviewed at least annually for possible impairment. The Company may first assess qualitative factors in order to determine if goodwill is impaired. If through the qualitative assessment it is determined that it is more likely than not that goodwill is not impaired, no further testing is required. If it is determined more likely than not that goodwill is impaired, or if the Company elects not to first assess qualitative factors, the Company’s impairment testing continues with the estimation of the fair value of the reporting unit using a combination of a market approach and an income (discounted cash flow) approach, at the reporting unit level. During the years ended December 31, 2020 and 2019, the Company identified certain events that may have indicated that the fair value of the entity is less than its carrying amount. The results of the Company’s analysis indicated that there was no impairment of goodwill at December 31, 2020 and 2019.

Intangible assets: The Company’s amortizable intangible assets include patents, customer lists and non-compete agreements which are recorded at their estimated fair values as of the acquisition date and amortized over their estimated useful lives. These intangible assets and other long-lived assets are evaluated for impairment as impairment indicators become known. If the carrying amount of an asset exceeds the estimated undiscounted cash flows expected to be generated by that asset, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Management considers company specific and market based information in assessing whether there are indications of impairment.

During the year ended December 31, 2019, the Company identified certain events that may have indicated that the fair value of an asset group was less than its carrying amount. As more fully described in Note 7, management determined that the carrying value of a specific intangible asset exceeded the fair value resulting in an impairment charge. During the year ended December 31, 2020, there was no impairment charge.

The Company provides for amortization of intangible assets with definite lives using straight-line methods over the estimated useful lives. With the exception of certain trademarks and trade names and the Spongex contract, intangible assets are being amortized on a straight-line basis over their estimated useful lives. The amortization periods of the intangible assets are as follows:

Patents	13 years
Noncompete agreements	2-8 years
Customer base and relationships	10 years
Engineering drawings	7 years
Trade name	2 years

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.	Summary of Significant Accounting Policies (Continued)

Long lived assets: The Company reviews the carrying value of property and equipment and other long-lived assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable. If estimated undiscounted future cash flows expected to result from its use and eventual disposition are not expected to be adequate to recover the asset’s carrying value, an impairment charge is recorded for the excess of the asset’s carrying value over its estimated fair value. No impairment was recognized during the years ended December 31, 2020 or 2019.

Fair value measurements: The Company follows current accounting standards for fair value measurements, which define fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date”, and establish a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. There are three levels of inputs that may be used to measure fair value.

Level 1:	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2:

Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1, that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3:	Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Concentration of credit risk: Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash and accounts receivable. The Company’s cash is held in accredited financial institutions, which, at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company’s accounts receivable consist mainly of stable recurring customers. Therefore, the Company believes it is not exposed to any significant risk on cash or accounts receivable.

Debt issuance costs: Debt issuance costs represent professional fees and related costs incurred to obtain debt financing and are amortized as interest expense over the term of the related financing using the effective interest method. Costs associated with long-term debt are reflected as a direct reduction of the related debt (see Note 8).

Foreign currency translation: The financial statements of non-U.S. subsidiaries are translated or remeasured in accordance with GAAP. The U.S. dollar is the Company’s reporting currency for the period presented. The operations of JSI Canada are conducted in the Canadian Dollar. Accordingly, all asset and liability accounts of the non-U.S. subsidiary have been translated from their functional currency to U.S. Dollar at current exchange rates at the balance sheet date and related revenues and expenses have been translated at average rates of exchange in effect during the period. The resulting cumulative translation gains and losses are reflected as a separate component of stockholders’ equity (other comprehensive loss). Currency transaction and remeasurement gains and losses are recorded in the consolidated statements of operations.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.	Summary of Significant Accounting Policies (Continued)

Comprehensive loss: In accordance with accounting standards, the Company is required to report in its financial statements, in addition to its net loss, comprehensive loss, which includes all changes in equity during a period from non-owner sources including foreign currency items. The Company’s only other comprehensive loss item is its foreign currency translation adjustment.

Property, plant and equipment: Property, plant and equipment are recorded at cost. Maintenance, routine repairs, and minor replacements are charged against operations as incurred, while those items which are over the cost of $1,000 and materially improve or extend the lives of existing assets are capitalized. For financial reporting, depreciation expense is computed using the straight-line method calculated to depreciate the cost of the assets over the following estimated useful lives:

Estimated
Useful Lives
Description	(Years)

Land	Indefinite
Buildings and building improvements	15-40
Machinery and equipment	5-7
Office furniture and equipment	3-7
Vehicles	5

Leased equipment is included with machinery and equipment and is amortized using the straight- line method over the lesser of the lease term or the estimated useful lives of the assets.

Sales taxes: The Company reports sales taxes on a net basis; accordingly, they are recorded as a liability when collected from customers and excluded from revenues and expenses.

Warranty policy: All Company products are warrantied, except for normal wear and tear, generally for one year from the date of shipment, for refrigeration products and two years for fixtures. Historically, claims have been made within the first month after sale. Any costs that are associated with claims are charged to the warranty liability. The Company also records an estimated warranty accrual based on history of claims as a percentage of sales. The warranty liability totaled $304,100 and $138,288 as of December 31, 2020 and 2019, respectively, and is included in accrued expenses and other current liabilities in the consolidated financial statements. Total warranty expenses for the years ended December 31, 2020 and 2019, were $893,639 and $447,050, respectively, and included in cost of goods sold.

Shipping and handling costs: Shipping and handling costs include charges associated with the delivery of goods from the Company’s operating facility to each customer’s designated location. Shipping and handling costs incurred to support sales activities are billed to customers and included in net revenue in the consolidated statements of income. The related fees and costs incurred are included in costs of goods sold on the consolidated statements of income.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.	Summary of Significant Accounting Policies (Continued)

Income taxes: Deferred income taxes are provided for temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes using the currently enacted tax rates expected to be in effect when the taxes are actually paid or recovered. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of current and deferred income taxes. The current tax provision is computed on the basis used by the Company in filing its tax returns. Deferred income taxes are presented on the consolidated balance sheets as noncurrent liabilities.

The Company follows FASB ASC 740, Accounting for Income Taxes. ASC 740 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the consolidated financial statements. ASC 740 also requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more likely than not of being sustained by the applicable tax authority. Tax positions not deemed to meet a more likely than not threshold would be recorded as tax expense in the current year. The Company recognizes interest and penalties related to unrecognized tax benefits, if any, in income tax expense.

Advertising: The Company expenses advertising costs as incurred. For the years ended December 31, 2020 and 2019, advertising expenses were $268,097 and $191,814, respectively.

Research and development costs: The Company conducts research and development activities to support new and improved fixture reliability and quality. Research and development costs, which are expensed as incurred, totaled $109,630 and $110,994 for the years ended December 31, 2020 and 2019, respectively. Research and development costs are included in selling, general and administrative expenses on the accompanying consolidated statements of operations and comprehensive loss.

Financial instruments: The carrying value of cash, accounts receivable and accounts payable approximates fair value due to the short-term nature of these financial instruments. The fair value of the note receivable and debt approximates the carrying value at December 31, 2020 and 2019 due to the contractual nature of the agreements and current market conditions for similar instruments issued to companies with similar credit profiles.

Recently Adopted Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The ASU simplifies the measurement of goodwill impairment by eliminating the requirement that an entity compute the implied fair value of goodwill based on the fair values of its assets and liabilities to measure impairment. Instead, goodwill impairment will be measured as the difference between the fair value of the reporting unit and the carrying value of the reporting unit. The ASU also clarifies the treatment of the income tax effect of tax deductible goodwill when measuring goodwill impairment loss.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.	Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 most significantly impacts lessee accounting and disclosures. First, this guidance requires lessees to identify arrangements that should be accounted for as leases. Under ASU 2016-02, for lease arrangements exceeding a 12‑month term, a right-of-use asset and lease obligation is recorded by the lessee for all leases, whether operating or financing, while the income statement will reflect lease expense for operating leases and amortization/interest expense for financing leases. The balance sheet amount recorded for existing leases at the date of adoption of ASU 2016-02 must be calculated using the applicable incremental borrowing rate at the date of adoption. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, to simplify the lease standard’s implementation. The amended guidance relieves businesses and other organizations of the requirement to present prior comparative years’ results when a company adopts the new lease standard. Instead of recasting prior year results using the new accounting when they adopt the guidance, companies can choose to recognize the cumulative effect of applying the new standard to leased assets and liabilities as an adjustment to the opening balance through retained earnings. This guidance is effective for fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is assessing the impact that adopting ASU 2016-02 will have on its consolidated financial statements and footnote disclosures.

Note 4.	Inventory

Inventory consists of the following at December 31:

	2020	2019

Raw materials and supplies	$6,361,611	$4,357,896
Work-in-process	399,880	504,478
Finished goods	2,119,137	682,037
	$8,880,628	$5,544,411

Raw materials are presented net of a reserve for obsolete inventory of $304,480 and $419,072 for the years ended December 31, 2020 and 2019, respectively.

Note 5.	Property, Plant and Equipment

Property, plant and equipment consist of the following at December 31:

	2020	2019

Land	$30,000	$30,000
Buildings and building improvements	3,707,754	3,504,820
Machinery and equipment	3,960,317	3,488,581
Office furniture and equipment	1,817,128	1,771,434
Vehicles	86,160	123,162
	9,601,359	8,917,997
Less accumulated depreciation	(5,260,718)	(4,542,067)
Property, plant and equipment, net	$4,340,641	$4,375,930

Depreciation expense totaled $776,148 and $858,442 for the years ended December 31, 2020 and 2019, respectively.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 6.	Note Receivable

As more fully described in Note 8, the Company entered into a New Market Tax Credit financing in which it issued a note receivable to Advantage Capital Midwest NMTC Partners I, LLC in the amount of $14,850,000. The note pays annual interest at 1% with the principal and all interest due March 13, 2021. The note was secured by the nonrecourse fund loan agreement with Advantage Capital Midwest NMTC Partners I, LLC and all of their assets. On December 14, 2020, the note receivable was settled in full.

Note 7.	Intangible Assets and Goodwill

The changes in the carrying amount of goodwill are as follows:

	2020	2019

Opening balance	$12,978,815	$12,963,813
Foreign currency translation	8,309	15,002
	$12,987,124	$12,978,815

Intangible assets consist of the following:

		Gross
	Amortization	Carrying	Accumulated
December 31, 2020	Period	Amount	Amortization	Net

Trademarks	Indefinite	$4,000,000	$-	$4,000,000
Spongex contract	1 year	2,900,000	2,900,000	-
Customer base and relationships	10 years	12,179,283	9,631,222	2,548,061
Patents	13 years	1,000,000	609,335	390,665
Non-compete agreements	2-8 years	502,904	502,904	-
Engineering drawings	7 years	500,000	500,000	-
Trade names	2 years	49,252	49,252	-
		$21,131,439	$14,192,713	$6,938,726

		Gross
	Amortization	Carrying	Accumulated
December 31, 2019	Period	Amount	Amortization	Net

Trademarks	Indefinite	$4,000,000	$-	$4,000,000
Spongex contract	Indefinite	2,900,000	-	2,900,000
Customer base and relationships	10 years	12,172,605	8,409,428	3,763,177
Patents	13 years	1,000,000	538,462	461,538
Non-compete agreements	2-8 years	502,853	440,352	62,501
Engineering drawings	7 years	500,000	500,000	-
Trade names	2 years	48,385	48,385	-
		$21,123,843	$9,936,627	$11,187,216

The Company recorded an impairment of an intangible asset related to a certain customer totaling $251,473 at December 31, 2019. No impairment was recorded at December 31, 2020.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note7.	Intangible Assets and Goodwill (Continued)

The Company determined that the Spongex contract was no longer an indefinite lived asset as the product line was discontinued by the vendor. As a result there was a change in useful life and the asset was amortized over the determined remaining useful life of the asset. Amortization expense of intangible assets for the years ended December 31, 2020 and 2019, was $4,250,928 and $1,426,893, respectively. The following is a summary of aggregate amortization expense of intangible assets for the next five years and thereafter:

2021	$1,294,851
2022	1,294,851
2023	120,902
2024	114,851
2025	113,271
$2,938,726

Note 8.	Debt

Term loans and line of credit: On March 29, 2019, the Company entered into a loan agreement with Advantage Capital Agribusiness Partners LP in the amount of $9,000,000. Additionally the Company obtained a revolving note from Stonegate Asset Company II, LLC with a commitment of $12,000,000. Proceeds from the loan agreement and a draw on the revolving note were used by the Company to pay off all outstanding debt with Fifth Third Bank. The Company paid Fifth Third Bank approximately $15,900,000 related to the U.S. revolver, term loans, interest and fees and approximately 235,000 CAD related to the Canadian term loan.

Effective March 29, 2019, the Company entered into a credit agreement with Stonegate Asset Company II, LLC. The revolving note bears interest at a variable rate with a base of 5.5% plus an applicable percentage based on the debt to EBITDA ratio as defined in the agreement. The note is collateralized by all assets of the Company. The interest rate for the note at December 31, 2020 and 2019 was 10% and 7.75%, respectively. The Company utilized this revolving note to support short-term operating cash needs. The balances outstanding on the U.S. revolving credit facility were $4,776,656 and $5,493,160 as of December 31, 2020 and 2019, respectively. The maximum borrowing availability of the revolving note was $12,000,000 as of December 31, 2020. On April 9, 2020 the credit agreement was amended to extend the maturity date to April 30, 2021. On February 26, 2021 the revolving line was amended to extend the maturity date to April 29, 2022.

On December 31, 2018, the Company entered into a Term Loan Promissory Note with BIZCAPITAL BIDCO II, LLC whereby it issued $2,000,000 Secured Term Notes (Term Note). On April 9, 2020, the Term Note was amended to extend the maturity date to December 23, 2021. On February 26, 2021 the Term Note was amended to extend the maturity date to December 31, 2022.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 8.         Debt (Continued)

New Market Tax Credits Financing: The Company qualified for New Market Tax Credits through its operations in Milo, Maine, which is a qualified low-income community. These transactions are structured as multiple loans and a long-term note receivable between the Company and Midwest Community Development Fund II, LLC. Applicable accounting guidance does not provide for a right to offset the debt and receivables, and accordingly these transactions are presented gross as debt and a note receivable of $14,850,000 as of December 31, 2019. In order to qualify for new market tax credits, the Company must comply with various federal and state requirements governing the tax credit programs during a defined compliance period of seven years. Failure to meet all such requirements may result in generating a lesser amount of tax credits than the expected amount or recapture of the tax credits that have been previously claimed. The Company is subject to certain indemnification provisions with the various tax credit entities should an event of recapture occur, such as the investment ceasing to meet the substantially-all requirement, which involves investments in qualified low-income community investments. Additionally, on December 14, 2020, the note payable was settled. As of December 31, 2020 the balance is $0.

JSI has three borrowings with an organization associated with new market tax credits. Midwest Community Development Fund II, LLC issued notes for $8,500,000, $1,500,000, and $14,850,000. Two notes require interest of 13.5%, 6% in cash payments and 7.5% payable in kind, with the principal due in full at maturity and one note requires interest at 1% and principal due in full at maturity. The notes are secured by all assets of the Company. On April 9, 2020, the Company amended the notes to extend the maturity dates to May 31, 2021 and August 31, 2021. On February 26, 2021 two notes were amended to extend the maturity dates to May 31, 2022. As noted above the $14,850,000 Note, along with the related accrued interest, was settled in exchange for the note receivable on December 14, 2020.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 8.	Debt (Continued)

Long-term debt consists of the following at December 31, 2020 and 2019:

	2020	2019
Loan agreement with Midwest Community Development Fund II, LLC, with interest of 13.5% (6% in cash payments and 7.5% payable in kind) through May 31, 2022, when the remaining principal and any unpaid interest is due. The loan is collateralized by all assets and is subject to certain financial and non- financial covenants. This loan is subordinated to the debt with Stonegate Asset Company II, LLC.	$12,655,357	$12,127,537

Loan agreement with Midwest Community Development Fund II, LLC, with interest of 13.5% (6% in cash payments and 7.5% payable in kind) through May 31, 2022, when the remaining principal and any unpaid interest is due. The loan is collateralized by all assets and is subject to certain financial and non- financial covenants. This loan is subordinated to the debt with Stonegate Asset Company II, LLC.	2,233,545	2,140,390

Nonrecourse fund loan agreement with Advantage Capital Midwest NMTC Partners I, annual interest rate of 1%. Interest was payable quarterly in arrears starting January 1, 2014. The remaining principal and interest balance was paid on December 14, 2020 . The loan was collateralized by the note receivable described in Note 5 and all assets and is subject to certain financial and non-financial covenants. This loan was subordinated to the debt with Stonegate Asset Company II, LLC.	-	14,850,000

Loan agreement with BIZCAPITAL BIDCO II, LLC, with paid in kind interest of 20% through December 31, 2022, when the remaining principal and interest balance is due. The loan is collateralized by all assets and is subject to certain financial and non-financial covenants. This loan is subordinated to the debt with Stonegate Asset Company II, LLC.	2,977,154	2,441,599

Nonrecourse fund loan agreement with Advantage Capital, annual interest 10%. interest is payable monthly in arrears starting April 23, 2019. The remaining principal and interest balance is due March 2023. The loan is collateralized by all assets and is subject to certain financial and non-financial covenants.	9,000,000	9,000,000
	26,866,056	40,559,526
Less unamortized debt discount	(265,160)	(503,000)
Less current portion	-	-
Long-term debt, net of debt discount	$26,600,896	$40,056,526

Annual principal maturities of long-term debt are as follows:

2021	$-
2022	17,866,056
2023	9,000,000
Total principal payments	$26,866,056

Debt discount: The debt discount consists of the remaining unamortized balance from 2017, $68,500 in connection with the debt modifications in 2018, and $757,092 in connection with the refinance in 2019. In December 2018 the Company amended the revolving line of credit which resulted in a decrease in borrowing capacity and approximately $29,000 related to previously deferred financing costs. Amortization and write off of the debt discount is included in interest expense of $237,840 and $408,273 in 2020 and 2019 respectively.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 8.	Debt (Continued)

Amortization expense over the next 3 years for the debt discount is as follows:

2021	$172,640
2022	74,125
2023	18,395
$265,160

Note 9.	Capital Lease Obligations

	2020	2019
The Company has entered into various capital lease obligations with lenders for equipment. The leases have interest rates ranging from 4.5% to 15.3% and final payments are due at various dates between February 2021 through April 2025	$193,978	$209,672
Less current portion	(71,098)	(103,064)
Capital lease obligation, net of current portion	$122,880	$106,608

The total and present value of minimum future lease payments under capital leases are as follows:

2021	$74,110
2022	63,760
2023	39,912
2024	18,348
2025	2,492
Total minimum lease payments	198,622

Less amount representing interest	(4,644)
Present value of minimum lease payments	$193,978

Note 10.	Income Taxes

Net deferred tax liabilities consist of the following components as of December 31, 2020 and 2019:

	2020	2019

Accounts receivable	$8,583	$9,392
Accrued expenses	242,350	328,192
Other tax credits	64,607	(3,865)
Inventory	74,486	95,848
Unicap	190,808	120,108
Interest expense	623,063	884,001
Prepaid expenses	(48,882)	(58,044)
Property and equipment	(409,707)	(219,329)
Intangible assets	(2,156,433)	(2,823,921)
Net operating loss	168,074	341,348
	$(1,243,051)	$(1,326,270)

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 10.	Income Taxes (Continued)

The provision for income taxes charged to operations for the years ended December 31, 2020 and 2019, consists of the following:

	2020	2019
Current:
Federal expense	$60,061	$89,470
State expense (benefit)	562,321	(289,985)
Foreign (benefit) expense	(14,206)	28,624
	608,176	(171,891)
Deferred:
Federal (benefit) expense	(65,249)	467,396
State expense	65,120	20,054
Foreign (benefit) expense	(83,090)	177,986
	(83,219)	665,436
	$524,957	$493,545

The effective income tax rate differed from the statutory federal income tax rate due to the following:

	2020	2019
Pre-tax book income	$164,080	$(55,686)
State taxes	58,023	(20,747)
GILTI	-	151,003
Meals and Entertainment	4,929	10,772
Parking	14,967	10,411
Tax credits	(21,932)	(20,000)
Rate changes	92,721	(28,270)
Interest and penalties	9,227	(19,971)
True-ups	(209,791)	487,157
Carryback claim	403,620	-
Other	9,113	(21,124)
Total Tax	$524,957	$493,545

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction, Maine and various other state jurisdictions and in Canada. With few exceptions, the Company is no longer subject to U.S. federal, or state and local income tax examinations by tax authorities for years before 2017.

The Company evaluated its material tax positions for years ended December 31, 2020 and 2019.  The Company’s policy is to recognize interest and penalties accrued on the uncertain tax positions as part of income tax expense. For the year ended December 31, 2020 the Company recorded a reserve of $77,787 and interest and penalties of $28,023 and $19,447, respectively, related to state income tax.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 10.	Income Tax (Continued)

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security (CARES) Act was signed into law making several changes to the Internal Revenue Code. The changes include, but are not limited to: increasing the limitation on the amount of deductible interest expense, allowing companies to carryback certain net operating losses, and increasing the amount of net operating loss carryforwards that corporations can use to offset taxable income. The Company carried back the Federal net operating loss of $3.4 million generated in 2018 to 2015 and 2016 tax periods, resulting in a Federal tax benefit.

At December 31, 2020, foreign, and state net operating losses total approximately $456,000 (Canada) and $1,067,000 (state), which are available to reduce future taxable income through 2038. Federal net operating loss carryforwards generated in tax years beginning in the year ended December 31, 2018, can be carried forward indefinitely.

Note 11.	Stockholders’ Equity

Common stock: The Company is authorized to issue 14,825 shares of $0.001 par value common stock, of which 11,474 shares were issued and outstanding at December 31, 2020 and 2019. The 11,474 shares were split between series B-1, B-2, C-1 and C-2 common stock.

The common stock has four separate series of common stock, B-1, B-2, C-1 and C-2.

The holders of shares of Class B-1 and B-2 Common Stock and Class C-1 Common Stock are entitled to vote, with all classes voting together as a single class, on all matters to be voted on by the Corporation’s stockholders, except as otherwise required by law, and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder. There is no cumulative voting. For purposes of any matter to be voted on by the Corporation’s stockholders, (i) each holder of Class B-1 Common Stock is entitled to 0.9 votes for each share of Class B-1 Common Stock held by such holder, (ii) each holder of Class C-1 Common Stock is entitled to 0.9 votes for each share of Class C-1 Common Stock held by such holder and (iii) each holder of Class B-2 Common Stock is entitled to one vote for each share of Class B-2 Common Stock. Except for the fractional voting rights of the Class B-1 Common Stock and Class C-1 Common Stock as set forth in the Articles of incorporation, fractional votes are not permitted, and any fractional voting rights resulting from fractional shares (after aggregating all shares held by each holder) are rounded to the nearest whole number (with one-half (1/2) being rounded upward). Except as otherwise required by law (in which case the holders of each share of Class C-2 Common Stock are entitled to one vote for each share of Class C-2 Common Stock, voting together with the holders of Class B Common Stock and Class C-1 Common Stock on a per-share basis), the holders of shares of Class C-2 Common Stock will not be entitled to vote.

Preferred stock: On December 7, 2012, the Company issued 16,020 shares of $0.001 par value ($1,000 face value) Series A Preferred Stock. On December 13, 2013, the Company issued 1,490 shares of $0.001 par value Series A Preferred Stock as an additional investment, totaling $1,490,500, from the Series A Preferred Stockholders. On December 17, 2014, the Company issued 497 shares of $0.001 par value Series A Preferred Stock as an additional investment, totaling $496,835, from the Series A Preferred Stockholders. In November 2017, the authorized amount of Series A preferred stock was reduced to 13,700 shares in conjunction with the dividend/return of capital transaction. In March 2018, the Company’s certification of incorporation was amended to increase the amount of authorized Series A Preferred Stock to be 18,007 shares.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 11.	Stockholders’ Equity (Continued)

On November 2, 2017, the Company issued 2,326 shares of $0.001 par value ($1,000 face value) Series B Preferred Stock as an additional investment, totaling $2,326,814, from the Series B Preferred Stockholders. On December 21, 2017, the Company issued 400 shares of Series B Preferred Stock as an additional investment, totaling $400,000, from the Series B Preferred Stockholders. On January 4, 2018, the Company issued 1,168 shares of Series B Preferred Stock as an additional investment, totaling $1,168,000, from the Series B Preferred Stockholders. On November 21, 2018, the Company issued 1,000 shares of Series B Preferred Stock as an additional investment, totaling $1,000,000, from the Series B Preferred Stockholders. In March 2018, the Company’s certification of incorporation was amended to increase the amount of authorized Series B Preferred Stock to be 7,000 shares for a combined total of 25,007 shares authorized for Preferred Stock A and B. The Preferred Stock, with respect to dividend rights and rights on liquidation, winding up and dissolution, ranks senior to (i) the Common Stock, and (ii) any class or series of capital stock of the Company hereafter authorized. In the event that the assets of the Company are insufficient to pay the full preferential amount to which the holders of the Preferred Stock are entitled with respect to any liquidation, dissolution or winding up, then in such event the holders of the Preferred Stock is entitled to the assets of the Company available for distribution divided and distributed pro rata among the holders of the Preferred Stock. On March 31, 2019 and November 19, 2019, the Company repurchased 200 and 414 shares of Series B Preferred Stock for a total of $252,419 and $500,000, respectively.

Dividends: From and after the date of the issuance of each share of Series A Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Unreturned Series A Original Cost, compounded annually, accrue on each such share of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the Accruing Dividends). From and after the date of the issuance of each share of Series B Preferred Stock, dividends at the rate per annum of 20% of the Unreturned Series B Original Cost, compounded annually, accrue on each such share of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the Accruing Dividends). Accruing Dividends accrue from day to day, whether or not earned or declared, and are cumulative; provided, however, the Company is under no obligation to pay such Accruing Dividends. No dividends were declared or paid for the years ended December 31, 2020 and 2019. For the year ended December 31, 2020, the Company has accumulated an additional $1,352,947 ($99.96/share) in dividends in arrears on Series A Preferred Stock ($1,250,000 ($92/share) for the year ended December 31, 2019) and approximately $1,228,000 ($286.91/share) in dividends in arrears on Series B Preferred Stock ($1,163,000 ($237/share) in dividends in arrears on Series B Preferred Stock for the year ended December 31, 2019). At December 31, 2020, there was a total of $4,681,902 and $3,070,108 of Series A and Series B Preferred stock dividends in arrears, respectively. The Preferred Stock shares do not have redemption rights.

Voting rights: Holders of Preferred Stock do not have the right to vote on any matter submitted to a vote of the stockholders of the Company.

Conversion: The Preferred Stock has no conversion rights.

Liquidation: In the event of any liquidation, dissolution or winding up of the affairs of the Company, each holder of outstanding shares of Preferred Stock is entitled to be paid in cash, before any amount shall be paid or distributed to the holders of common shares, an amount per share of Preferred Stock equal to (A) $1,000 (the Original Issue Price) plus (B) an amount equal to all accrued but unpaid dividends on such share of Preferred Stock (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like) (the Preference Amount).

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 11.	Stockholders’ Equity (Continued)

Equity incentive plan: The Company established an equity incentive plan in December 2012, and reserved a maximum number of 894 shares of restricted stock to be issued under the Plan, subject to certain adjustments. Under the Plan, the Company may issue stock directly to its officers, employees, directors, consultants or other key persons of the Company. A restricted stock award is an award pursuant to which the Company may, in its sole discretion, grant or sell, at such purchase price as determined by the Board of Directors, in its sole discretion, shares of Stock subject to such restrictions and conditions as the Board of Directors may determine at the time of grant (Restricted Stock), which purchase price shall be payable in cash or other form of consideration acceptable to the Board of Directors. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. Any Restricted Stock granted under the Plan is pursuant to a written agreement in such form as the Board of Directors may from time to time approve, and is subject to the terms and conditions set forth in the articles of incorporation and restricted stock plan.

Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Plan or in the Restricted Stock Award agreement. If a grantee’s employment (or other service relationship) with the Company terminates under the conditions specified in the relevant instrument relating to the Award, or upon such other event or events as may be stated in the instrument evidencing the Award, the Company or its assignees have the right or shall agree, as may be specified in the relevant instrument, to repurchase some or all of the shares of Restricted Stock subject to the Award at such purchase price as is set forth in such instrument.

The Board of Directors, or a committee of the Board of Directors at the time of grant, specifies the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the restrictions on the Restricted Stock shall lapse, subject to such further rights of the Company or its assignees as may be specified in the instrument evidencing the Restricted Stock Award.

The Restricted Stock Awards are subject to the following restrictions:

The Restricted Stock is forfeited and cancelled, and the Recipient does not have any rights with respect to the Restricted Stock, in the event of any of the following: (i) a Change in Control has not occurred prior to 10 years after the date of grant or (ii) the termination of the Recipient’s employment by the Company or any parent or subsidiary, irrespective of whether such termination is voluntary or involuntary. Therefore, vesting is not probable and the Company does not record compensation expense related to the Units until an employee terminates and retains vested units or upon a qualifying liquidation event. There were 826 Restricted Stock Awards issued at December 31, 2020 and 2019. As of December 31, 2020 and 2019 unrecognized compensation expense is $8,940, there has been no compensation expense recognized.

Note 12.	Major Customers

Revenue from two customers accounted for approximately 31% and three customers accounted for approximately 43% of revenues for the years ended December 31, 2020 and 2019, respectively. Accounts receivable from three customers accounted for approximately 68% and four customers accounted for approximately 60% of accounts receivable as of December 31, 2020 and 2019, respectively.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 13.	Operating Leases

The Company leases certain office equipment and facilities which expire at various dates through 2024. Rent expense under these leases totaled $720,331 and $618,849 for the years ended December 31, 2020 and 2019, respectively.

As of December 31, 2019, future minimum lease payments under all operating leases are as follows:

2021	$565,095
2022	400,790
2023	412,814
2024	389,765
$1,768,464

In August 2018, the Company announced that it would be closing its Greenville, South Carolina manufacturing facility and merging its operations into its other operations. Although the Company remains obligated under the terms of the lease for the rent and other costs associated with the lease, the Company has made the decision to cease using the space in August 2018 and has no foreseeable plans to occupy them in the future. Therefore, for the year ended December 31, 2018, Company recorded a charge to earnings of approximately $1,571,000 to recognize the costs of exiting the space. The liability is equal to the total amount of rent and other direct costs for the period of time space is expected to remain unoccupied plus the value of the amount by which the rent paid by the Company to the landlord exceeds any rent paid to the Company by tenant under sublease over the remainder of the lease terms, which expire in July 2024.

Note 14.	Retirement Plan

The Company has a 401(k) plan covering substantially all of its employees. Employer contributions to the plan are discretionary and are funded through annual contributions to the plan. The 401(k) Plan expenses charged to operations was $2,290 and $1,970 for the years ended December 31, 2020 and 2019, respectively.

Note 15.	Related Party Transactions

The Company has separate management agreements with RFE Management Corporation and MTN Capital Partners LLC to pay annual fees to each equal to the greater of (i) $125,000 and (ii) 2.5% of Consolidated Adjusted EBITDA for each year that this Agreement is in effect; provided, however, that the Annual Fees may not exceed $250,000. The term of these agreements is until the mutual termination of the agreement by both parties or a change in control of the Company. Total amounts recorded under these agreements were $249,783 and $179,180 for each of party for the years ended December 31, 2020 and 2019, respectively. In addition, the Company reimburses RFE Management Corporation and MTN Capital Partners LLC for certain expenses incurred on behalf of the Company. Those amounts totaled $601,830 and $699,917 for the years ended December 31, 2020 and 2019, respectively. Of these amounts, $944,360 and $944,361 were included in accrued expenses and other current liabilities on the consolidated balance sheets as of December 31, 2020 and 2019, respectively.

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 16.	Uncertainty

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. The coronavirus and actions taken to mitigate it have and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the Company, it is reasonably possible that estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions.

Note 17.	Subsequent Events

As more fully described in Note 8, in February 2021, the Company amended the terms of certain notes payable to extend the maturity dates of the notes.

In May 2021, the Company was acquired by LSI Industries Inc. for approximately $90 million. In connection with this transaction, the long-term debt more fully described in Note 8 was extinguished.

The Company has evaluated subsequent events through August 5, 2021, the date on which the consolidated financial statements were issued.

JSI Holding Corp.
and Subsidiaries

Consolidated Financial Statements

March 31, 2021

Contents

Financial statements

Consolidated balance sheets	1

Consolidated statements of operations and comprehensive income (loss)	2

Consolidated statements of changes in stockholders’ equity	3

Consolidated statements of cash flows	4

Notes to consolidated financial statements	5-16

JSI Holding Corp. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)
March 31, 2021 and March 30, 2020

	March 31,	March 31,
	2021	2020
Assets

Current assets:
Cash and cash equivalents	$906,046	$2,764,910
Accounts receivable, net	14,340,570	7,369,336
Inventories, net	8,809,481	6,457,702
Prepaid expenses and other current assets	1,247,677	1,337,128
Total current assets	25,303,774	17,929,076

Property, plant and equipment, net	4,860,098	4,239,430

Other assets:
Note receivable	-	14,850,000
Intangible assets, net	6,618,730	10,812,339
Goodwill	12,990,151	12,955,423
Other long-term assets	63,679	54,514
Total other assets	19,672,560	38,672,276

Total assets	$49,836,432	$60,840,782

Liabilities And Stockholders’ Equity

Current liabilities:
Revolving line of credit	$5,138,872	$8,136,261
Capital lease liability – Current	84,178	88,509
Accounts payable	5,429,865	3,744,536
Accrued expenses	3,310,495	1,974,870
Total current liabilities	13,963,410	13,944,176

Long-term debt	27,071,275	40,539,121
Capital lease liability, net of current portion	205,177	80,471
Deferred income taxes	1,617,887	1,107,101
Total liabilities	42,857,749	55,670,869

Commitments (Note 7)

Stockholders' equity:
Series A Preferred Stock, $0.001 par value, 18,007 shares authorized, 13,535 issued and outstanding; liquidation preference $18,565,777 and $17,190,535 at March 31, 2021 and March 30, 2020	13,534,880	13,534,880
Series B Preferred Stock, $0.001 par value, 7,000 shares authorized, 4,280 issued and outstanding; liquidation preference $7,672,350 and $6,393,620 at March 31, 2021 and March 31, 2020	4,280,953	4,280,953
Common stock, $0.0001 par value, 14,825 shares authorized, 11,474 shares issued and outstanding	11	11
Accumulated deficit	(10,293,523)	(12,155,669)
Accumulated other comprehensive loss	(543,638)	(490,262)
Total stockholders' equity	6,978,683	5,169,913

Total liabilities and stockholders' equity	$49,836,432	$60,840,782

See notes to consolidated financial statements.

1

JSI Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)
For the Three Months Ended March 31, 2021 and March 30, 2020

	2021	2020

Net revenue	$21,806,395	$12,469,421

Cost of goods sold	16,221,019	9,871,655
Gross profit	5,585,376	2,597,766

Operating expenses:
Selling, general and administrative expenses	2,466,123	2,094,657
Management expenses	135,250	103,184
Amortization of intangible assets	322,581	355,487
Total operating expenses	2,923,954	2,553,328

Income from operations	2,661,422	44,438

Other income (expense):
Interest expense	(1,034,946)	(1,089,905)
Interest income	74	38,640
Other expense	(91,576)	(14,605)
Gain (loss) on foreign currency transactions	18,576	(58,369)
Net other expense	(1,107,872)	(1,124,239)

Income (loss) before provision for income taxes	1,553,550	(1,079,801)

Income tax expense (benefit)	455,607	(571,975)

Net income (loss)	1,097,943	(507,826)

Comprehensive income (loss):
Foreign currency translation adjustment	3,570	(38,436)

Net comprehensive income (loss)	$1,101,513	$(546,262)

See notes to consolidated financial statements.

2

JSI Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Stockholders’ Equity and Accumulated Other Comprehensive Income (Loss) (Unaudited)
For the Three Months Ended March 31, 2021 and March 30, 2020

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional		Accumulated Other
	Number of		Number of		Number of		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Total

Balance at January 1, 2020	13,535	$13,534,880	4,280	$4,280,953	11,474	$11	$-	(11,647,843)	$(451,826)	$5,716,175
Net loss	-	-	-	-	-		-	(507,826)		(507,826)
Foreign currency translation adjustment	-	-	-	-	-		-	-	(38,436)	(38,436)

Balance at March 31, 2020	13,535	$13,534,880	4,280	$4,280,953	11,474	$11	$-	$(12,155,669)	$(490,262)	$5,169,913

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional		Accumulated Other
	Number of		Number of		Number of		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Total

Balance at January 1, 2021	13,535	$13,534,880	4,280	$4,280,953	11,474	$11	$-	(11,391,466)	$(547,208)	$5,877,170
Net income	-	-	-	-	-	-	-	1,097,943	-	1,097,943
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	3,570	3,570

Balance at March 31, 2021	13,535	$13,534,880	4,280	$4,280,953	11,474	$11	$-	$(10,293,523)	$(543,638)	$6,978,683

See notes to consolidated financial statements.

3

JSI Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Three Months Ended March 31, 2021 and March 30, 2020

	2021	2020
Cash flows from operating activities:
Net income (loss)	$1,097,943	$(507,826)
Non-cash items included in net income (loss):
Depreciation	190,203	180,865
Amortization of intangible assets	322,581	355,487
Amortization of debt discount	42,410	89,559
Payment-in-kind interest expense	427,969	393,036
Deferred income taxes	1,085,707	(15,452)

Changes in certain assets and liabilities:
Accounts receivable, net	(594,567)	398,140
Inventory, net	71,147	(913,291)
Prepaid expenses and other current assets	(365,091)	(697,080)
Accounts payable	(1,615,186)	398,050
Accrued expenses and other current liabilities	(547,160)	(148,428)
Net cash flows provided by (used in) operating activities	115,956	(466,940)

Cash flows from investing activities:
Purchases of property and equipment	(577,317)	(137,684)
Net cash flows used in investing activities	(577,317)	(137,684)

Cash flows from financing activities:
Net advances (payments) on line of credit	362,216	2,643,101
Payments on capital lease obligations	(26,619)	(40,692)
Net cash flows provided by financing activities	335,597	2,602,409

Impact of change in foreign exchange currency rates on cash	(12,389)	97,665

(Decrease) increase in cash and cash equivalents	(138,153)	2,095,450

Cash and cash equivalents at beginning of period	1,044,199	669,460

Cash and cash equivalents at end of period	$906,046	$2,764,910

Supplemental disclosures of cash flow information:
Cash paid for interest	$547,583	$564,130

Cash paid for income taxes	$-	$-

Supplemental disclosure of non-cash financing activities:
Capital lease obligations incurred to acquire property and equipment	$121,996	$-

See notes to consolidated financial statements.

4

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.	Nature of Operations

On November 7, 2012, JSI Holding Corp. (Holding), formed Milo Holding Corp. (Milo) and JSI Acquisition Corp. (Acquisition), for the purpose of acquiring JSI Store Fixtures Incorporated (JSI), on December 7, 2012. JSI Holding Corp. owns 100% of Milo Holding Corp. and 5% of JSI Store Fixtures Incorporated. Milo Holding Corp. owns the remaining 95% of JSI Store Fixtures Incorporated. As part of the acquisition, JSI Acquisition Corp. was merged into JSI Store Fixtures Incorporated. In 2015, JSI Holding Corp. incorporated a 100% owned subsidiary, JSI SF Incorporated (SF). SF incorporated a 100% wholly owned subsidiary, JSI Store Fixtures Canada, Inc. (JSI Canada). Holding, Milo, JSI, SF, and JSI Canada represent, collectively, the Company. The Company is headquartered in Milo, Maine and has manufacturing facilities in Bangor, Maine, Payson, Utah, and Collingwood, Ontario, Canada.

The Company designs, engineers, manufactures and sells custom wood, foam, metal and refrigerated store display fixtures, primarily to the grocery industry, throughout the United States and Canada.

Note 2.	Summary of Significant Accounting Policies

Basis of presentation: The interim condensed consolidated financial statements are unaudited and have been prepared on the accrual method of accounting in accordance with accounting standards set by the Financial Accounting Standards Board (FASB). The FASB sets generally accepted accounting principles (GAAP) to ensure financial condition, results of operations, and cash flows are consistently reported. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification (FASB ASC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the interim financial statements include all adjustments and disclosures necessary to present fairly the Company’s financial position as of March 31, 2021 and 2020, the results of its operations for the three months ended March 31, 2021 and 2020, and its cash flows for the three months ended March 31, 2021 and 2020. These financial statements should be read in conjunction with the financial statements and footnotes included in the consolidated financial report for December 31, 2020.

Principles of consolidation: The consolidated financial statements include the accounts of Holding and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition: In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these goods or services. The Company has elected the practical expedient to exclude any sales incentives or taxes collected from the customer, which are subsequently remitted to government authorities. To achieve this core principle, the Company applies the following five step model:

●	Identify the contract with the customer;
●	Identify the performance obligations in the contract;
●	Determine the transaction price;
●	Allocate the transaction price to the performance obligations in the contract; and
●	Recognize revenue when (or as) each performance obligation is satisfied.

5

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)

The Company identified its material revenue streams to be the sale of wood fixtures and refrigeration fixtures. All contracts contain a single performance obligation for which the transaction price relates to the single performance obligation. The transaction price is the amount of consideration to which the Company expects to be entitled to for transferring goods to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration net of estimated variable consideration such as early payment discounts, volume discounts, and return rights. Variable consideration in the form of price concessions and return allowances are not significant.

Revenue from the sale of wood fixtures and refrigeration fixtures is recognized at a point in time when control passes to the customer which is typically upon delivery. The transaction price for the product (i.e., the amount that the Company has the right to under the terms of the sales contract with the customer) is the stand-alone sales price of each individual fixture and is generally settled within 60 days of the satisfaction of the performance obligation.

Contract balances: Timing of revenue recognition may not align with the right to invoice the customer. The Company records accounts receivable when it has the unconditional right to issue an invoice and receive payment, regardless of whether revenue has been recognized. If revenue has not yet been recognized, a contract liability (customer deposits included in accrued expenses and other current liabilities) is recorded.

Payment terms on invoiced amounts are typically 60 days. In instances where the timing of revenue recognition differs from the timing of the right to invoice, the Company has determined that a significant financing component generally does not exist. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable ways of purchasing the products and services and not to receive financing from or provide financing to the customer.

The Company generally provides limited assurance type warranties for fixtures. The warranty periods typically extend for a limited duration following the transfer of control of the fixtures. Historically, warranty claims have not resulted in material costs incurred.

Costs to obtain and fulfill a contract: In accordance with ASC 340-40, the Company has elected to apply the practical expedient and recognize the incremental costs of obtaining contracts as an expense when incurred if the amortization period for the assets that the Company otherwise would have recognized is one year or less. The Company will capitalize the incremental costs of obtaining or cost to fulfill a contract with a customer, if the Company expects the benefit of those costs to be longer than one year, and amortize such costs over the expected benefit period. The Company accounts for shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer the associated products. With respect to the cost of freight and shipping to customers, the Company’s policy is to recognize such fulfillment costs in cost of goods sold. As of March 31, 2021, there were no capitalized contract or fulfillment costs.

6

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 most significantly impacts lessee accounting and disclosures. First, this guidance requires lessees to identify arrangements that should be accounted for as leases. Under ASU 2016-02, for lease arrangements exceeding a 12‑month term, a right-of-use asset and lease obligation is recorded by the lessee for all leases, whether operating or financing, while the income statement will reflect lease expense for operating leases and amortization/interest expense for financing leases. The balance sheet amount recorded for existing leases at the date of adoption of ASU 2016-02 must be calculated using the applicable incremental borrowing rate at the date of adoption. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, to simplify the lease standard’s implementation. The amended guidance relieves businesses and other organizations of the requirement to present prior comparative years’ results when a company adopts the new lease standard. Instead of recasting prior year results using the new accounting when they adopt the guidance, companies can choose to recognize the cumulative effect of applying the new standard to leased assets and liabilities as an adjustment to the opening balance through retained earnings. This guidance is effective for fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is assessing the impact that adopting ASU 2016-02 will have on its consolidated financial statements and footnote disclosures.

Subsequent Events: In May 2021, the Company was acquired by LSI Industries Inc. for approximately $90 million. In connection with this transaction, the long-term debt more fully described in Note 7 was extinguished. The Company has evaluated subsequent events through August 5, 2021, the date on which the unaudited consolidated financial statements were issued.

Note 3.	Inventory

Inventory consists of the following at March 31:

	March 31,	March 31,
	2021	2020
Inventories:
Raw materials	$6,311,883	$4,773,730
Work-in-progress	514,119	810,248
Finished goods	1,983,479	873,724
Total inventories	$8,809,481	$6,457,702

Raw materials are presented net of a reserve for obsolete inventory of $304,792 and $395,671 for the periods ended March 31, 2021 and 2020, respectively.

7

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 4.	Property, Plant and Equipment

Property, plant and equipment consists of the following at March 31:

	March 31,	March 31,
	2021	2020

Land	$30,000	$30,000
Buildings and building improvements	3,644,735	3,479,047
Machinery and equipment	3,886,502	3,489,214
Office furniture and equipment	1,811,647	1,794,394
Vehicles	86,160	114,487
Construction in progress	593,213	-
	10,052,257	8,907,142
Less accumulated Depreciation	(5,192,159)	(4,667,712)
Property, plant and equipment, net	$4,860,098	$4,239,430

Depreciation expense totaled $190,203 and $180,865 for the three months ended March 31, 2021 and 2020, respectively.

Note 5.	Note Receivable

As more fully described in Note 7, the Company entered into a New Market Tax Credit financing in which it issued a note receivable to Advantage Capital Midwest NMTC Partners I, LLC in the amount of $14,850,000. The note paid annual interest at 1% with the principal and all interest due March 13, 2021. The note was secured by the nonrecourse fund loan agreement with Advantage Capital Midwest NMTC Partners I, LLC and all of their assets. On December 14, 2020, the note receivable was settled in full.

Note 6.	Intangible Assets and Goodwill

The changes in the carrying amount of goodwill are as follows:

	March 31, 2021	March 31, 2020

Opening balance	$12,987,124	$12,978,815
Foreign currency translation	3,027	(23,392)
	$12,990,151	$12,955,423

8

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 6.	Intangible Assets and Goodwill (Continued)

Intangible assets consist of the following:

		Gross
	Amortization	Carrying	Accumulated	Net
March 31, 2021	Period	Amount	Amortization	Amount

Trademarks	Indefinite	$4,000,000	$-	$4,000,000
Customer base and relationships	10 years	12,184,960	9,931,614	2,253,346
Patents	13 years	1,000,000	634,616	365,384
Non-compete agreements	2-8 years	502,942	502,942	-
Engineering drawings	7 years	500,000	500,000	-
Trade names	2 years	49,904	49,904	-
		$18,237,806	$11,619,076	$6,618,730

		Gross
	Amortization	Carrying	Accumulated	Net
March 31, 2020	Period	Amount	Amortization	Amount

Trademarks	Indefinite	$4,000,000	$-	$4,000,000
Spongex contract	1 year	2,900,000	-	2,900,000
Customer base and relationships	10 year	12,141,246	8,718,089	3,423,157
Patents	13 year	1,000,000	557,693	442,307
Non-compete agreements	2-8 year	502,608	455,733	46,875
Engineering drawings	7 year	500,000	500,000	-
Trade names	2 year	44,238	44,238	-
		$21,088,092	$10,275,753	$10,812,339

In the fourth quarter of 2020, the Company determined that the Spongex contract was no longer an indefinite lived asset as the product line was discontinued by the vendor. As a result there was a change in useful life and the asset was amortized over the determined remaining useful life of the asset. Amortization expense of intangible assets for the periods ended March 31, 2021 and 2020, was $322,581 and $355,487, respectively. As of March 31, 2021, the following is a summary of aggregate amortization expense of intangible assets for the next five years:

2021 (nine months)	$981,106
2022	1,294,851
2023	114,851
2024	114,851
2025	113,071
Total	$2,618,730

9

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 7.	Debt

Term loans and line of credit: On March 29, 2019, the Company entered into a loan agreement with Advantage Capital Agribusiness Partners LP in the amount of $9,000,000. Additionally, the Company obtained a revolving note from Stonegate Asset Company II, LLC with a commitment of $12,000,000. Proceeds from the loan agreement and a draw on the revolving note were used by the Company to pay off all outstanding debt with Fifth Third Bank. The Company paid Fifth Third Bank approximately $15,900,000 related to the U.S. revolver, term loans, interest and fees and approximately 235,000 CAD related to the Canadian term loan.

Effective March 29, 2019, the Company entered into a credit agreement with Stonegate Asset Company II, LLC. The revolving note bears interest at a variable rate with a base of 5.5% plus an applicable percentage based on the debt to EBITDA ratio as defined in the agreement. The note is collateralized by all assets of the Company. The interest rate for the note was 7.5% at both March 31, 2021 and 2020. The Company utilized this revolving note to support short-term operating cash needs. The balances outstanding on the U.S. revolving credit facility were $5,138,872 and $8,136,261 as of March 31, 2021 and 2020, respectively. The maximum borrowing availability of the revolving note was $12,000,000 as of March 31, 2021. On April 9, 2020 the credit agreement was amended to extend the maturity date to April 30, 2021. On February 26, 2021 the revolving line was amended to extend the maturity date to April 29, 2022.

On December 31, 2018, the Company entered into a Term Loan Promissory Note with BIZCAPITAL BIDCO II, LLC whereby it issued $2,000,000 Secured Term Notes (Term Note). On April 9, 2020, the Term Note was amended to extend the maturity date to December 23, 2021. On February 26, 2021 the Term Note was amended to extend the maturity date to December 31, 2022.

New Market Tax Credits Financing: The Company qualified for New Market Tax Credits through its operations in Milo, Maine, which is a qualified low-income community. These transactions are structured as multiple loans and a long-term note receivable between the Company and Midwest Community Development Fund II, LLC. Applicable accounting guidance does not provide for a right to offset the debt and receivables, and accordingly these transactions are presented gross as debt and a note receivable of $14,850,000 as of December 31, 2019. In order to qualify for new market tax credits, the Company must comply with various federal and state requirements governing the tax credit programs during a defined compliance period of seven years. Failure to meet all such requirements may result in generating a lesser amount of tax credits than the expected amount or recapture of the tax credits that have been previously claimed. The Company is subject to certain indemnification provisions with the various tax credit entities should an event of recapture occur, such as the investment ceasing to meet the substantially-all requirement, which involves investments in qualified low-income community investments. Additionally, on December 14, 2020, the note payable was settled. As of March 31, 2021 the balance is $0.

JSI has three borrowings with an organization associated with new market tax credits. Midwest Community Development Fund II, LLC issued notes for $8,500,000, $1,500,000, and $14,850,000. Two notes require interest of 13.5%, 6% in cash payments and 7.5% payable in kind, with the principal due in full at maturity and one note requires interest at 1% and principal due in full at maturity. The notes are secured by all assets of the Company. On April 9, 2020, the Company amended the notes to extend the maturity dates to May 31, 2021 and August 31, 2021. On February 26, 2021 two notes were amended to extend the maturity dates to May 31, 2022. As noted above the $14,850,000 Note, along with the related accrued interest, was settled in exchange for the note receivable on December 14, 2020.

10

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 7.	Debt (Continued)

Long-term debt consists of the following at March 31, 2021 and 2020:

	2021	2020

Loan agreement with Midwest Community Development Fund II, LLC, with interest of 13.5% (6% in cash payments and 7.5% payable-in-kind) through May 31, 2022, when the remaining principal and any unpaid interest is due. The loan is collateralized by all assets and is subject to certain financial and non-financial covenants. This loan is subordinated to the debt with Stonegate Asset Company II, LLC.	$12,892,118	$12,357,795

Loan agreement with Midwest Community Development Fund II, LLC, with interest of 13.5% (6% in cash payments and 7.5% payable-in-kind) through May 31, 2022, when the remaining principal and any unpaid interest is due. The loan is collateralized by all assets and is subject to certain financial and non-financial covenants. This loan is subordinated to the debt with Stonegate Asset Company II, LLC.	2,275,331	2,181,028

Loan agreement with BIZCAPITAL BIDCO II, LLC, with paid-in-kind interest of 20% through December 31, 2022, when the remaining principal and interest balance is due. The loan is collateralized by all assets and is subject to certain financial and non-financial covenants. This loan is subordinated to the debt with Stonegate Asset Company II, LLC.	3,126,577	2,563,739

Nonrecourse fund loan agreement with Advantage Capital Midwst NMTC Partners I, annual interest rate of 1%. Interest was payable quarterly in arrears starting January 1, 2014. The remaiing principal and interest balanace was paid on December 14, 2020. The loan was collateralized by the note receivable described in Note 5 and all assets and is subject to certain financial and non-financial covenants This loan was subordinated with Stonegate Asset C ompany II, LLC.	-	14,850,000

Nonrecourse fund loan agreement with Advantage Capital, annual interest 10%. Interest is payable monthly in arrears starting April 23, 2019. The remaining principal and interest balance is due March 2023. The loan is collateralized by all assets and is subject to certain financial and non-financial covenants.	9,000,000	9,000,000
	27,294,027	40,952,562
Less:
Unamortized discount	(222,750)	(413,441)
Current portion	-	-
Long-term debt, net of debt discount	$27,071,277	$40,539,121

Annual principal maturities of long-term debt are as follows:

2021	$-
2022	18,294,027
2023	9,000,000
Total principal payments	$27,294,027

Debt discount: The debt discount consists of the remaining unamortized balance from 2017, $68,500 in connection with the debt modifications in 2018, and $757,092 in connection with the refinance in 2019. In December 2018 the Company amended the revolving line of credit which resulted in a decrease in borrowing capacity and approximately $29,000 related to previously deferred financing costs.

11

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 7.	Debt (Continued)

Amortization of the debt discount is included in interest expense of $42,410 and $89,559 for the periods ending March 31, 2021 and 2020, respectively.

Amortization expense over the next three years for the debt discount is as follows:

2021 (nine months)	$130,230
2022	74,125
2023	18,395
$222,750

Note 8.	Capital Lease Obligations

	March 31, 2021	March 31, 2020
The Company has entered into various capital lease obligations with lenders for equipment. The leases have interest rates ranging from 4.5% to 15.3% and final payments are due at various dates between February 2021 through April 2025	$289,355	$168,980
Less current portion	(84,178)	(88,509)
Capital lease obligation, net of current portion	$205,177	$80,471

The total and present value of minimum future lease payments under capital leases are as follows:

2021
2022	$82,134
2023	92,612
2024	67,957
2025	41,981
Thereafter	25,819
Total minimum lease payments	310,503
Less: Interest	(21,148)
Present value of minimum lease payments	$289,355

Note 9.	Income Taxes

The Company's effective income tax rate is based on expected income, statutory rates and tax planning opportunities available in the various jurisdictions in which it operates. For interim financial reporting, the Company estimates the annual income tax rate based on projected taxable income for the full year and records a quarterly income tax provision or benefit in accordance with the anticipated annual rate. The Company refines the estimates of the year's taxable income as new information becomes available, including actual year-to-date financial results. This continual estimation process often results in a change to the expected effective income tax rate for the year. When this occurs, the Company adjusts the income tax provision during the quarter in which the change in estimate occurs so that the year-to-date provision reflects the expected income tax rate. Significant judgment is required in determining the effective tax rate and in evaluating tax positions.

12

JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 9.	Income Taxes (Continued)

	Three Months Ended
	March 31
	2021	2020
Reconciliation of effective tax rate:
Pre-tax book income	21.0%	21.0%
State tax	4.7	7.48
Permanent items	0.5	3.4
Credits	-	(2.8)
Rate change	0.2	12.0
Carryback claim	-	(53.8)
Effective tax rate	26.4%	(12.8)%

Note 10.	Stockholders’ Equity

Common stock: The Company is authorized to issue 14,825 shares of $0.001 par value common stock, of which 11,474 shares were issued and outstanding at March 31, 2021 and 2020. The 11,474 shares were split between series B-1, B-2, C-1 and C-2 common stock.

The common stock has four separate series of common stock, B-1, B-2, C-1 and C-2.

The holders of shares of Class B-1 and B-2 Common Stock and Class C-1 Common Stock are entitled to vote, with all classes voting together as a single class, on all matters to be voted on by the Corporation’s stockholders, except as otherwise required by law, and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder. There is no cumulative voting. For purposes of any matter to be voted on by the Corporation’s stockholders, (i) each holder of Class B-1 Common Stock is entitled to 0.9 votes for each share of Class B-1 Common Stock held by such holder, (ii) each holder of Class C-1 Common Stock is entitled to 0.9 votes for each share of Class C-1 Common Stock held by such holder and (iii) each holder of Class B-2 Common Stock is entitled to one vote for each share of Class B-2 Common Stock. Except for the fractional voting rights of the Class B-1 Common Stock and Class C-1 Common Stock as set forth in the Articles of incorporation, fractional votes are not permitted, and any fractional voting rights resulting from fractional shares (after aggregating all shares held by each holder) are rounded to the nearest whole number (with one-half (1/2) being rounded upward). Except as otherwise required by law (in which case the holders of each share of Class C-2 Common Stock are entitled to one vote for each share of Class C-2 Common Stock, voting together with the holders of Class B Common Stock and Class C-1 Common Stock on a per-share basis), the holders of shares of Class C-2 Common Stock will not be entitled to vote.

Preferred stock: On December 7, 2012, the Company issued 16,020 shares of $0.001 par value ($1,000 face value) Series A Preferred Stock. On December 13, 2013, the Company issued 1,490 shares of $0.001 par value Series A Preferred Stock as an additional investment, totaling $1,490,500, from the Series A Preferred Stockholders. On December 17, 2014, the Company issued 497 shares of $0.001 par value Series A Preferred Stock as an additional investment, totaling $496,835, from the Series A Preferred Stockholders. In November 2017, the authorized amount of Series A preferred stock was reduced to 13,700 shares in conjunction with the dividend/return of capital transaction. In March 2018, the Company’s certification of incorporation was amended to increase the amount of authorized Series A Preferred Stock to be 18,007 shares.

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JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 10.	Stockholders’ Equity (Continued)

On November 2, 2017, the Company issued 2,326 shares of $0.001 par value ($1,000 face value) Series B Preferred Stock as an additional investment, totaling $2,326,814, from the Series B Preferred Stockholders. On December 21, 2017, the Company issued 400 shares of Series B Preferred Stock as an additional investment, totaling $400,000, from the Series B Preferred Stockholders. On January 4, 2018, the Company issued 1,168 shares of Series B Preferred Stock as an additional investment, totaling $1,168,000, from the Series B Preferred Stockholders. On November 21, 2018, the Company issued 1,000 shares of Series B Preferred Stock as an additional investment, totaling $1,000,000, from the Series B Preferred Stockholders. In March 2018, the Company’s certification of incorporation was amended to increase the amount of authorized Series B Preferred Stock to be 7,000 shares for a combined total of 25,007 shares authorized for Preferred Stock A and B. The Preferred Stock, with respect to dividend rights and rights on liquidation, winding up and dissolution, ranks senior to (i) the Common Stock, and (ii) any class or series of capital stock of the Company hereafter authorized. In the event that the assets of the Company are insufficient to pay the full preferential amount to which the holders of the Preferred Stock are entitled with respect to any liquidation, dissolution or winding up, then in such event the holders of the Preferred Stock is entitled to the assets of the Company available for distribution divided and distributed pro rata among the holders of the Preferred Stock. On March 31, 2019 and November 19, 2019, the Company repurchased 200 and 414 shares of Series B Preferred Stock for a total of $252,419 and $500,000, respectively.

Dividends: From and after the date of the issuance of each share of Series A Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Unreturned Series A Original Cost, compounded annually, accrue on each such share of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the Accruing Dividends). From and after the date of the issuance of each share of Series B Preferred Stock, dividends at the rate per annum of 20% of the Unreturned Series B Original Cost, compounded annually, accrue on each such share of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the Accruing Dividends). Accruing Dividends accrue from day to day, whether or not earned or declared, and are cumulative; provided, however, the Company is under no obligation to pay such Accruing Dividends. No dividends were declared or paid for the years ended December 31, 2020 and 2019 or the periods ended March 31, 2021 and 2020. For the period ended March 31, 2021, the Company has accumulated an additional $348,995 ($26.57/share) in dividends in arrears on Series A Preferred Stock ($324,347 ($24.60/share) for the period ended March 31, 2020) and approximately $322,000 ($74,62/share) in dividends in arrears on Series B Preferred Stock ($221,000 ($71.11/share) in dividends in arrears on Series B Preferred Stock for the period ended March 31, 2020). At March 31, 2021, there was a total of $5,030,897 and $2,981,387 of Series A and Series B Preferred stock dividends in arrears, respectively. The Preferred Stock shares do not have redemption rights.

Voting rights: Holders of Preferred Stock do not have the right to vote on any matter submitted to a vote of the stockholders of the Company.

Conversion: The Preferred Stock has no conversion rights.

Liquidation: In the event of any liquidation, dissolution or winding up of the affairs of the Company, each holder of outstanding shares of Preferred Stock is entitled to be paid in cash, before any amount shall be paid or distributed to the holders of common shares, an amount per share of Preferred Stock equal to (A) $1,000 (the Original Issue Price) plus (B) an amount equal to all accrued but unpaid dividends on such share of Preferred Stock (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like) (the Preference Amount).

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JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 11.	Major Customers

Revenue from four customers accounted for approximately 66% and one customer accounted for approximately 10% of revenues for the periods ended March 31, 2021 and 2020, respectively. Accounts receivable from three customers accounted for approximately 73% and one customer accounted for approximately 15% of accounts receivable as of March 31, 2021 and 2020, respectively.

Note 12.	Operating Leases

The Company leases certain office equipment and facilities which expire at various dates through 2024. Rent expense under these leases totaled $208,993 and $171,758 for the three months ended March 31, 2021 and March 31, 2020, respectively.

As of March 31, 2021, future minimum lease payments under all operating leases are as follows:

2021	$579,622
2022	993,638
2023	993,638
2024	993,638
$3,560,536

In August 2018, the Company announced that it would be closing its Greenville, South Carolina manufacturing facility and merging its operations into its other operations. Although the Company remains obligated under the terms of the lease for the rent and other costs associated with the lease, the Company has made the decision to cease using the space in August 2018 and has no foreseeable plans to occupy them in the future. Therefore, for the year ended December 31, 2018, Company recorded a charge to earnings of approximately $1,571,000 to recognize the costs of exiting the space. The liability is equal to the total amount of rent and other direct costs for the period of time space is expected to remain unoccupied plus the value of the amount by which the rent paid by the Company to the landlord exceeds any rent paid to the Company by tenant under sublease over the remainder of the lease terms, which expire in July 2024.

Note 13.	Related Party Transactions

The Company has separate management agreements with RFE Management Corporation and MTN Capital Partners LLC to pay annual fees to each equal to the greater of (i) $125,000 and (ii) 2.5% of Consolidated Adjusted EBITDA for each year that this Agreement is in effect; provided, however, that the Annual Fees may not exceed $250,000. The term of these agreements is until the mutual termination of the agreement by both parties or a change in control of the Company. Total amounts recorded under these agreements were $56,250 and $62,446 for each party for the periods ended March 31, 2021 and 2020, respectively. In addition, the Company reimburses RFE Management Corporation and MTN Capital Partners LLC for certain expenses incurred on behalf of the Company. Those amounts totaled $194,345 and $90,445 for the periods ended March 31, 2021 and 2020, respectively. Of these amounts, $0 and $944,360 were included in accrued expenses and other current liabilities on the consolidated balance sheets as of March 31, 2021 and 2020, respectively.

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JSI Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 14.	Uncertainty

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. The coronavirus and actions taken to mitigate it have and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the Company, it is reasonably possible that estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions.

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